Exhibit 23.2

               CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated March 17, 2005 accompanying the consolidated financial statements of Synergy Brands Inc. and Subsidiaries appearing in the 2004 Annual Report on Form 10-K for the year ended December 31, 2004 which is incorporated by reference in this Registration Statement on Form S-3/A. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".

/s/ Holtz Rubenstein Reminick LLP
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Holtz Rubenstein Reminick LLP
Melville, New York
March 2, 2006